EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Andrew Lipsman comScore, Inc. 312-775-6510 press@comscore.com
COMSCORE ACQUIRES M:METRICS
Acquisition Accelerates Expansion of comScore’s Mobile Solutions,
Cross Media Measurement and Global Footprint
Reston, VA, May 28, 2008 — comScore, Inc. (Nasdaq: SCOR), a leader in measuring the digital world, today announced the acquisition of M:Metrics, Inc., the recognized leader in mobile measurement. The acquisition makes comScore the immediate leader in measuring the emerging and strategically important mobile Internet market and adds to comScore’s leading position in measuring PC-based Internet usage.
The transaction involves a cash payment of $44.3 million and the issuance of approximately 50,000 options to purchase shares of comScore common stock to certain M:Metrics unvested option holders.
M:Metrics offers three primary measurement products:
•	MobiLensTM, a syndicated monthly online survey that captures overall mobile phone usage, including device information, data usage, media consumption and demographic characteristics of a representative sample of more than 40,000 mobile device users. MobiLens is available in the U.S., U.K., Germany, France, Spain, and Italy.

•	MeterDirectTM, the industry’s first on-device meter that passively measures the mobile Internet behavior and media consumption of more than 4,000 existing Smartphone panelists. The M:Metrics metering technology is compatible with more than 280 device models. MeterDirect is currently available in the U.S. and U.K.

•	M:AdTM, the first competitive tracking service for mobile advertising that continuously monitors clickable display advertising from a broad representative set of mobile Web destinations to reveal leading advertisers across a variety of market segments. M:Ad is currently available in the U.S. and U.K.

Going forward, comScore will increase the size of the metered panel and will offer measurement of combined Internet usage across both PC and mobile-based online access platforms. The combination of the two companies is expected to result in substantial operating synergies, cost savings and enhanced revenue growth by building a larger customer base, combining two highly productive sales forces, and leveraging comScore’s global panel and scalable technology infrastructure.
“With the substantial growth of 3G devices and Internet friendly handsets, we believe we are now at an inflection point in Internet usage on mobile devices,” said Dr. Magid Abraham, comScore’s president and chief executive officer. “Our acquisition of M:Metrics makes comScore an immediate market leader in this space and positions comScore to deliver significant shareholder value as wireless carriers, telecom equipment providers, media companies, advertising agencies, online publishers, and marketers extend their reach into the mobile Internet world.”
“M:Metrics brings compelling products and an established, customer base of over 180 clients. Adding comScore’s capabilities and scale to this mix will significantly enhance the company’s future growth and performance,” continued Dr. Abraham. “We see compelling opportunities to increase the market penetration of M:Metrics’ products within comScore’s customer base of over 950 clients and to cross-sell comScore’s portfolio of products into the wireless industry, including the major carriers and device manufacturers. In addition, we plan to leverage comScore’s panel, technology infrastructure and sales force to expand the metered mobile panel and develop new offerings that can significantly increase the growth and profitability of M:Metrics’ business.”
In connection with the acquisition, the co-founders of M:Metrics, Will Hodgman, president and chief executive officer, and Seamus McAteer, chief product architect, will join comScore’s management team.
“comScore is the ideal partner for M:Metrics and clearly the right company to leverage and build upon M:Metrics’ leadership in mobile measurement. The combined company will provide our customers with a compelling portfolio of cross media online measurement and analytics.” said Will Hodgman, president and CEO of M:Metrics. “We are excited about joining comScore and leveraging its vast capabilities, blue chip customer base, and innovative technologies. By combining forces, I am confident we will be the pre-eminent Internet and mobile marketing intelligence provider in the world.”
The acquisition agreement was signed, and the acquisition was closed, today, May 28, 2008, having been approved by the comScore Board of Directors and M:Metrics stockholders. The transaction will be accounted for under purchase accounting rules.
comScore is expecting the M:Metrics business to be profitable on an Adjusted EBITDA basis by the end of the fourth quarter of 2008, and to be a significant positive contributor to Adjusted EBITDA in 2009. M:Metrics’

revenues are currently forecast to be approximately $11 million to $12 million for the full year 2008, and will contribute $6.5 to $7 million to comScore’s reported revenues for 2008 post-closing. The acquisition also enables comScore to lower its future tax payments by realizing a cash benefit of up to $7 million through the utilization of up to $20 million in M:Metrics net operating loss carry forward (NOLs).
Pro forma financials resulting from the M:Metrics acquisition will be reported in an amended 8-K that comScore expects to file in late July, when comScore also plans to announce its earnings for the second quarter of 2008.
M:Metrics, Inc. was represented by The Jordan, Edmiston Group, Inc., a New York City based investment bank that specializes in the media and information industries.
Conference Call
comScore will host a conference call and simultaneous audio-only webcast on Thursday, May 29, at 8:30 a.m. (Eastern Time). The conference call can be accessed in two ways:
         * By telephone at 719-325-4869, pass code 2461159
         * Via a webcast at http://ir.comscore.com/events.cfm.
A replay of the webcast will be archived and available for playback beginning at noon that day, accessible from the same link.
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world. This capability is based on a massive, global cross-section of more than 2 million consumers who have given comScore permission to confidentially capture their browsing and transaction behavior, including online and offline purchasing. comScore panelists also participate in survey research that captures and integrates their attitudes and intentions. Through its proprietary technology, comScore measures what matters across a broad spectrum of behavior and attitudes. comScore analysts apply this deep knowledge of customers and competitors to help clients design powerful marketing strategies and tactics that deliver superior ROI. comScore services are used by over 950 clients, including global leaders such as AOL, Microsoft, Yahoo!, BBC, Carat, Cyworld, Deutsche Bank, France Telecom, Best Buy, The Newspaper Association of America, Financial Times, ESPN, Fox Sports, Nestlé, Starcom, Universal McCann, the United States Postal Service, Verizon, ViaMichelin, Merck and Expedia. For more information, please visit www.comscore.com.
About M:Metrics
Founded in 2004, M:Metrics is the mobile media authority. As the only research firm to measure the audience for mobile media using on-device metering and the world’s largest monthly survey of mobile users, M:Metrics provides the most accurate metrics on actual mobile content consumption by applying trusted media measurement methodologies to the mobile market. M:Metrics’ monthly syndicated data service gives clients the critical insights and intelligence required to inform smart business strategies and the competitive benchmarks needed to evaluate the performance of competitors and partners. M:Metrics services are used by more than 180 clients, including global leaders in the mobile, advertising, technology and consumer goods industries such as Verizon, Vodafone, Microsoft, RIM, FOX, CBS, BBC, BMW, Samsung, Palm, Qualcomm, Ericsson, O&M, and JWT. Prior to being acquired by comScore, M:Metrics was a private, venture-funded corporation headquartered in Seattle, with offices in San Francisco and London.
Non-GAAP Financial Measures
This release includes a reference to (but does not use) a non-GAAP financial measure called “Adjusted EBITDA”, which comScore defines as net income plus the (benefit) provision for income taxes, depreciation, amortization of intangible assets resulting from acquisitions, stock-based compensation, revaluation of preferred stock warrant liabilities, less interest income (expense), net. comScore believes that Adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses Adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from the company’s core operations. Moreover, comScore’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
Whenever comScore uses Adjusted EBITDA, it provides a reconciliation of Adjusted EBITDA to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Cautionary Statement
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements made with respect to: annualized 2008 revenue from the M:Metrics acquisition; the amount and availability of net operating losses to reduce future tax payments; anticipated synergies and other benefits resulting from the acquisition merger with M:Metrics and the timing thereof; and the plans, strategies and objectives of management for future operations, including planned integration activities and the timing thereof; the positive contribution of the acquisition to comScore’s Adjusted EBITDA; comScore’s ability to grow its existing customer base and develop new products; the expected strength of comScore’s business and client demand for comScore’s products; the future quality of client relationships and resulting renewal rates; expectations of customer growth; expectations of international sales growth; assumptions regarding interest rates and effective tax rates; and forecasts of future financial performance, including related growth rates and components thereof, and assumptions related thereto.
The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as “forecast,” “expected,” “should,” “will,” “are,” “provide,” “continue,” “remain,” “anticipates” or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this press release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities, in no particular order: the business of M:Metrics not being integrated successfully, or such integration taking longer or being more difficult, time-consuming or costly to accomplish than expected; the failure to realize revenue synergies and cost-savings from comScore’s acquisition of M:Metrics or delay in realization thereof; difficulties and delays in the further development and marketing of M:Metrics products and technologies; final determinations under GAAP of acquisition related costs, equity-based compensation expense, purchase price allocations and the impact of the loss of deferred revenues on a going-forward basis; limitations under applicable tax laws on the sources of income with respect to which the NOLs are available for offset, the amounts of the NOLs available for use in any given year, the useable life of the NOLs, and any other limitation on the use of the NOLs; the early stage of the market for digital marketing intelligence and the rate of development of such market; comScore’s ability to manage its growth; the rate of development of the Internet advertising and eCommerce markets; comScore’s ability to effectively expand sales and marketing; comScore’s reliance on subscription-based revenues; comScore’s ability to retain existing large customers and obtain new large customers, including with respect to M:Metrics; continued growth of the Internet as a medium for commerce, content, advertising and communications; inability to sell additional products and attract new customers; dependence on growth of international operations; product obsolescence with technological developments; volatility of quarterly results and analyst expectations; comScore’s history of losses and the risk of future losses; and comScore’s limited operating history.
For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2007 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.